UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2011

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 18, 2011, the Board of Directors of Northrim BanCorp, Inc. (the "Company") approved the formation of the Governance and Nominating Committee (the "Committee") and adopted the Company’s Governance and Nominating Committee Charter (the "Charter"). The Board of Directors (the "Board") also approved the Company’s Corporate Governance Guidelines (the "Guidelines").

On August 18, 2011, pursuant to the Board’s approval of the formation of the Committee and adoption of the Committee’s Charter, the Board appointed three independent directors, Larry S. Cash, John C. Swalling and David G. Wight, to serve as members of the Company’s Governance and Nominating Committee.

On August 18, 2011, the Board also approved and authorized the appointment of John C. Swalling to serve as the chairman of the Northrim BanCorp, Inc. Governance and Nominating Committee. Pursuant to the provisions of the Committee’s Charter, Mr. Swalling shall also serve as Lead Director with respect to non-management Board member duties and preside over executive sessions of non-management directors.

Attached as Exhibits 99.1 and 99.2 are the respective Northrim BanCorp, Inc. Governance and Nominating Committee Charter and Northrim BanCorp, Inc. Corporate Governance Guidelines adopted by the Board of Directors on August 18, 2011.

This information is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable.

(b) Proforma financial information – not applicable.

(c) EXHIBITS DESCRIPTION

99.1 Northrim BanCorp, Inc. Governance and Nominating Committee Charter
99.2 Northrim BanCorp, Inc. Corporate Governance Guidelines

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

September 7, 2011	By:	Joseph M. Schierhorn

Name: Joseph M. Schierhorn
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Northrim BanCorp, Inc. Governance and Nominating Committee Charter
99.2	Northrim BanCorp, Inc. Corporate Governance Guidelines